PART I.  FINANCIAL INFORMATION
			   ------------------------------
			   ROUNDY'S, INC. AND SUBSIDIARIES
			   ===============================
			     CONSOLIDATED BALANCE SHEETS
			 October 1, 1994 and January 1, 1994

					  October 1, 1994   January 1, 1994
					    (Unaudited)         (Audited)
ASSETS                                    ---------------   ---------------

CURRENT ASSETS:
     Cash and short-term investments.......  $ 29,776,700    $ 25,845,600
     Notes and accounts receivable, less
       allowance for losses, $7,734,800
       and $8,766,500, respectively........    98,970,600      99,826,500
     Merchandise inventories...............   165,946,800     153,169,500
     Prepaid expenses......................     3,593,300       6,956,800
     Future income tax benefits............     5,381,500       4,281,800
					     ------------    ------------
	Total Current Assets...............   303,668,900     290,080,200
					     ------------    ------------
     OTHER ASSETS:
     Notes receivable......................    15,457,400      14,894,700
     Deferred expenses and other...........    14,103,200      15,228,100
					     ------------    ------------
	Total Other Assets.................    29,560,600      30,122,800
					     ------------    ------------
PROPERTY AND EQUIPMENT - Net...............    64,829,600      59,889,100
					     ------------    ------------
					     $398,059,100    $380,092,100
					     ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Notes payable.........................                  $    139,600
     Current maturities of long-term debt..  $  6,462,300       8,920,700
     Accounts payable......................   161,449,900     130,187,600
     Accrued expenses......................    43,259,500      36,778,500
     Income taxes..........................                       410,900
					     ------------    ------------
       Total Current Liabilities              211,171,700     176,437,300

LONG-TERM DEBT, LESS CURRENT MATURITIES....    92,004,000     113,044,700

DEFERRED INCOME TAXES......................       600,000         600,000
OTHER LIABILITIES..........................     4,140,800       3,944,000
					     ------------    ------------
	Total Liabilities..................   307,916,500     294,026,000
					     ------------    ------------
STOCKHOLDERS' EQUITY:
     Common Stock:
       Voting (Class A)....................        17,700          19,400
       Non-Voting (Class B)................     1,442,300       1,425,400
					     ------------    ------------
	Total Common Stock.................     1,460,000       1,444,800
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Amount related To recording minimum
 pension liability.........................      (308,700)       (308,700)
Patronage dividends payable in
  common stock.............................     1,225,000       3,263,000
Additional paid-in capital.................    22,991,200      20,388,900
Reinvested earnings........................    64,775,100      61,278,100
					     ------------    ------------
	Total Stockholders' Equity.........    90,142,600      86,066,100
					     ------------    ------------
					     $398,059,100    $380,092,100
					     ============    ============
See Notes to Financial Statements.
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
						     ROUNDY'S, INC. AND SUBSIDIARIES
						     ===============================
						 STATEMENTS OF CONSOLIDATED EARNINGS
				      FOR THE THIRTEEN WEEKS AND THIRTY-NINE WEEKS ENDED
					     OCTOBER 1, 1994 AND OCTOBER 2, 1993
							       (UNAUDITED)


					       Thirteen Weeks Ended                     Thirty-Nine Weeks Ended
					October 1, 1994    October 2, 1993       October 1, 1994       October 2, 1993
					---------------    ---------------       ---------------       ---------------
REVENUES:
  Net sales and service fees............  $601,014,400       $616,396,500         $1,831,506,300        $1,843,036,100
  Other - net...........................       748,000            658,000              1,968,900             1,937,100
					--------------     --------------        ---------------       ---------------
					   601,762,400        617,054,500          1,833,475,200         1,844,973,200
					--------------     --------------        ---------------       ---------------
COSTS AND EXPENSES:
  Cost of sales.........................  543,984,600         559,297,300          1,660,488,700         1,669,510,200
  Operating and administrative..........   51,864,900          51,392,700            155,274,200           156,013,000
  Interest..............................    2,307,600           2,956,000              7,118,200             9,098,600
					-------------      --------------        ---------------       ---------------
					  598,157,100         613,646,000          1,822,881,100         1,834,621,800
					-------------      --------------        ---------------       ---------------
EARNINGS BEFORE PATRONAGE DIVIDENDS.....    3,605,300           3,408,500             10,594,100            10,351,400

PATRONAGE DIVIDENDS.....................      500,000             500,000              1,750,000             1,750,000
					-------------      --------------        ---------------       ---------------
EARNINGS BEFORE INCOME TAXES............    3,105,300           2,908,500              8,844,100             8,601,400

PROVISION FOR INCOME TAXES..............    1,266,000           1,199,000              3,604,000             3,505,000
					-------------      --------------        ---------------       ---------------
NET EARNINGS............................  $ 1,839,300        $  1,709,500          $   5,240,100         $   5,096,400
					=============      ==============        ===============       ===============

See Notes to Financial Statements.

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		      ROUNDY'S, INC. AND SUBSIDIARIES
		      ===============================
		   STATEMENTS OF CONSOLIDATED CASH FLOWS
      FOR THE THIRTY-NINE WEEKS ENDED OCTOBER 1, 1994 AND OCTOBER 2, 1993
				(UNAUDITED)

					     Thirty-Nine Weeks Ended
					   October 1, 1994  October 2, 1993
Cash Flows From Operating Activities:      ---------------  ---------------
   Net earnings..........................   $   5,240,100    $  5,096,400
   Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:.........................
   Depreciation and amortization........        9,484,400       9,912,600
   Allowance for losses.................        1,787,300       2,313,600
   Gain on sale of assets...............         (127,200)        (75,000)
   Patronage dividends payable in
     common stock.......................        1,225,000       1,225,000
(Increase) Decrease in Operating Assets:
   Accounts receivable..................         (931,400)    (15,701,500)
   Merchandise inventories..............      (12,777,300)     (6,794,100)
   Prepaid expenses.....................        3,363,500         486,900
   Future income tax benefits...........       (1,099,700)       (638,900)
   Other real estate....................          170,400         100,200
   Deferred expenses and other assets...          616,000          (8,000)
Increase (Decrease) in Operating
      Liabilities:
    Accounts payable....................       31,262,300      26,664,900
    Accrued expenses....................        6,481,000       3,793,300
    Income taxes........................         (410,900)     (1,135,300)
    Other liabilities...................          196,800         241,100
					   --------------    ------------
Net cash flows provided by (used in)
 operating activities...................       44,480,300      25,481,200
					   --------------    ------------
Cash Flows from Investing Activities:
   Capital Expenditures..................     (14,428,700)    (10,232,200)
   Proceeds from sale of property and
     equipment...........................         469,500       6,510,500
   Increase in notes receivable..........        (562,700)      1,384,900
					   --------------    ------------
Net cash flows provided by (used in)
 investing activities....................     (14,521,900)     (2,336,800)
					   --------------    ------------
Cash Flows from Financing Activities:
   Proceeds from long-term borrowings....
   Principal payments of long-term debt..     (21,040,700)    (15,272,100)
   Increase (decrease) in notes payable
      and current maturities of
      long-term debt......................     (2,598,000)      6,669,000
    Proceeds from sale of common stock....        214,600         273,300
    Common stock purchased................     (2,603,200)     (2,958,900)
					   --------------    ------------
Net cash flows provided by (used in)
  financing activities....................    (26,027,300)    (11,288,700)

Net Increase (Decrease) in Cash and
  Short-term Investments..................      3,931,100      11,855,700
					   --------------    ------------

Cash and Short-term Investments,
   Beginning of Period....................     25,845,600      19,912,000
					   --------------    ------------
Cash and Short-term Investments,
   End of Period..........................  $  29,776,700    $ 31,767,700
					    =============    ============
Cash paid during the period: - Interest     $   7,199,200    $ 10,027,400
			     - Income Taxes     4,668,000       5,384,600
[FN]
See Notes to Financial Statements.

		NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
		------------------------------------------

1) In the opinion of the Company, the accompanying consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of October 1, 1994 and January 1, 1994, and the results of operations for the thirteen and thirty-nine weeks ended October 1, 1994 and October 2, 1993.

2) The results of operations for the thirteen and thirty-nine weeks ended October 1, 1994 and October 2, 1993 are not necessarily indicative of the results to be expected for the full fiscal year.

3) Earnings per share are not presented because they are not deemed to be meaningful.
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